UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2009
ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

(Exact name of registrant as specified in its charter)
NEVADA

(State or other jurisdiction of incorporation)

000-51787	98-0522960
(Commission File Number)	(IRS Employer Identification No.)

E-4, Floor 3, Haijin Square, Taizi Road, Nanshan District, Shenzhen	518067

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (86) 755 2823-1993
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 12, 2009, the Board of Directors (the “Board”) of Asia Electrical Power International Group Inc. (the “Company”) appointed Jiansheng Xu to the Board to serve as a director for a term expiring at the next annual meeting of shareholders. Mr. Xu fills a non-employee director vacancy on the Board that was created when Dudley Delapenha resigned as a director in September 2008. There are no arrangements or understandings between Mr. Xu and any other persons pursuant to which he was appointed as a director.
A copy of the Company’s press release announcing the appointment of Mr. Xu to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 15, 2009, the Company filed a Certificate of Correction to the Certificate of Amendment to the Company’s Articles of Incorporation that was originally filed on December 21, 2006 with the Secretary of State of Nevada. The Certificate of Correction prescribes the voting powers, designations, preferences, limitations, restrictions and relative rights of each of the Preferred Shares of the Company. The Certificate of Correction was effective retroactively to December 21, 2006, the effective date of the record that it corrected, pursuant to Section 78.195 of the Nevada Revised Statutes.
A copy of the Certificate of Correction, as filed with the Secretary of State of Nevada, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits. The following exhibits are filed herewith:
3.1	Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation of Asia Electrical Power International Group Inc.

99.1	Press Release dated October 15, 2009.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
Date: October 16, 2009	By:	/s/ Yulong Guo
Yulong Guo
President and CEO

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